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                                                                   EXHIBIT 10.81

                                SERVICE AGREEMENT

THIS AGREEMENT is made the 4th day of April, 2001

BETWEEN                             FREIGHT VICTORIA LTD.
                                    (ACN 075 295 644)
                                    of Level 1, Transport House
                                    589 Collins Street, Melbourne 3000
                                    ("THE COMPANY")


AND                                 MARINUS van ONSELEN
                                    81/604 St. Kilda Rd
                                    Melbourne  3004
                                    Australia
                                    ("THE EXECUTIVE")

WHEREAS the Company has engaged the Executive, subject to the terms and conditions contained in this Agreement.

NOW THE PARTIES AGREE as follows:

1        INTERPRETATION

         1.1 In the construction of this Agreement, unless the contrary intention appears:

                  "BOARD" means the Board of the Company;

                  "CHANGE OF CONTROL" means the acquisition by any person, entity or group of more than 50% of the then outstanding common stock or combined voting power of the Company, excluding any acquisition by another affiliate of the RailAmerica group of companies.

                  "PERSON" or any word connoting a natural person includes a reference to a body corporate or body politic;

                  "SCHEDULE" means the Schedule to this Agreement as varied from time to time.

                  "TOTAL PAYMENT COST" means the balance of unpaid Base compensation (as set forth in the Schedule) for the remainder of the Duration of the Engagement as is then in force under Clause 3.

         1.2 Headings and underlining shall be disregarded in the construction of this Agreement, except for the purpose of identifying a Section.

         1.3 Singular includes plural and vice versa and words importing any gender shall include all other genders.


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2        NATURE OF SERVICE

         The Company engages the Executive as its Chief Executive Officer to provide executive and management services to the Company and the Executive accepts such engagement and shall be responsible to the Board for carrying on such business of the Company and to perform the duties and to exercise the powers which from time to time are assigned to or vested in the Executive by the Board ("THE SERVICES").

3        DURATION OF ENGAGEMENT

         Subject to clause 4 the Executive shall be engaged for an initial period ending 30 December 2004 ("THE TERM"). Subject to written notice by either party no later than three (3) months prior to expiry of the Term, or the second year of each extension of the Term, the engagement of the Executive will continue for successive two year periods.

4        TERMINATION BY COMPANY

         4.1 Subject to sub-clauses 4.2 and 4.3 the, Company may terminate the engagement of the Executive only for serious misconduct.

         4.2 the Company may terminate the engagement of the Executive by payment of the Total Payment Cost for the remainder of the term of the engagement.

         4.3      If a Change of Control by the company occurs and:

                  4.3.1 the engagement of the Executive is terminated other than pursuant to sub-clause 4.1; or

                  4.3.2 the Executive terminates the engagement due to a material reduction in his compensation or employee-related benefits or a change in his status as Chief Executive Officer (either as to title or duties) the Company will pay the Executive, on termination, a sum equal to 200% of the Executive's total Remuneration Cost paid to the Executive in the 12 months preceding the date of Employment termination as set out in Clause 10.

         4.4 No notice or compensation shall be payable to the Executive in the event of proper termination under sub-clause 4.1.

5        TERMINATION BY THE EXECUTIVE

         The Executive may terminate the engagement in accordance with the notice provisions hereinafter appearing.

6        NOTICE

         6.1 The notice period for termination of the engagement of either party is three (3) months;

         6.2 If the Company gives notice, payment during the notice period is subsumed in the payment under sub-clause 4.2;

         6.3 Subject to sub-clause 4.3, if the Executive gives notice the Executive will be entitled to payment during the notice period but no other termination payment.

7        TERMINATION PROVISIONS

         The termination of this Agreement shall not affect such of the provisions in this Agreement as are expressed to operate or have effect thereafter and shall be without prejudice to any right of action already accrued to either party in respect of any breach of this Agreement by the other party.

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8        DUTIES

         During the continuance of the engagement the Executive shall:

         8.1 perform the Services to the standard and in the manner in which he has performed them to date;

         8.2 engage in an annual review of performance on or about each anniversary of the commencement of employment.

9        CONFIDENTIALITY

         The Executive agrees with the Company that save as required or authorised by law or the Company he shall not, either during the engagement (except in the proper course of providing the Services), or at any time hereafter, divulge to any person, and shall use his best endeavours to prevent the publication or disclosure of, any trade secret or process or any information concerning the business, customers, trade connections, technology or finances of the Company and/or its related companies or its or his dealings or affairs which may come to his knowledge during or in the course of the engagement or by any other means whatsoever.

10       REMUNERATION

         10.1 The Executive shall be entitled to be paid remuneration ("TOTAL EMPLOYMENT COST") AS SET out in the Schedule, which shall be calculated from the date of commencement of the engagement and shall be paid as set out in the Schedule, and may be paid in such other manner and with such other benefits as the parties may agree in writing from time to time. Total Employment Cost will be increased: -

                  10.1.1 in (January) of each year of the engagement by a sum representing the increase in the Consumer Price Index (Melbourne); and

                  10.1.2 annually upon review by the Board based on the sub-clause 10.4 performance criteria and general merit.

         10.2 The Executive may elect to allocate such remuneration as he thinks fit on a salary sacrifice basis (taking into account of any Fringe Benefit Tax impact).

         10.3 Included in the Total Employment Cost is an amount equal to 6% of the Executive's salary component (or such other amounts prescribed by the Superannuation Guarantee Charge) which the Company will pay into a Superannuation Fund of the Executive's choice. Any further sum for superannuation via salary sacrifice will be treated in accordance with the trust deed of the fund.

         10.4 In February of each year of the engagement the parties will agree on a share option allocation to the Executive and the performance criteria to enable the Executive to attain the share option allocation.

11       LEAVE

         11.1     The Executive will be entitled to the following leave: -

                  11.1.1 public holidays as gazetted in Victoria including but not limited to the following: -

                                    New Year's Day
                                    Australia Day
                                    Good Friday
                                    Easter Saturday
                                    Easter Monday
                                    Anzac Day
                                    Queen's Birthday
                                    Labour Day


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                                    Christmas Day
                                    Boxing Day

                  11.1.2 ten (10) days sick leave per year cumulative up to a maximum of 120 days.

                  11.1.3 annual leave of four (4) weeks per annum or pro-rata subject to the Executive giving the Board reasonable notice of accessing annual leave. The Executive will not be entitled to leave loading.

                  11.1.4 long service leave in accordance with the relevant State legislation.

                  11.1.5 five (5) days paid bereavement leave in the event of death of a spouse (including a defacto spouse) parent (including step and foster parents) brother, sister (whether natural, step or foster), child, step-child and parent-in-law.

                  11.1.6 unpaid parental leave in accordance with Schedule IA of the Workplace Relations Act 1996.

12       HOURS OF WORK

         The Executive's hours of work will be as may reasonably be required by the Board.

13       REVIEW

         The Executive will be given an annual review on or about the anniversary date of employment with the Company to cover all aspects of performance.

14       HEALTH AND SAFETY

         The Executive acknowledges that he has a duty whilst at work to take reasonable care for the health and safety for himself and other persons who may be affected by his acts or omissions. He also has a duty to co-operate with the Company in complying with any statutory duty or requirement concerning health and safety at work. In particular, he must acquaint himself with all health, safety and fire procedures at his place of work.

15       QUALITY

         The Company takes pride in its quality of service to the customer. The Executive is expected to ensure a commitment to his work that will maintain and enhance such quality.

16       NATURE OF DUTIES

         It is expected the Executive will devote his time and attention to the faithful and diligent performance of his duties and endeavour to the utmost of his ability to promote the interests of the Company.

17       SMOKING

         The Company policy is that, as a minimum standard, any relevant legislation will be implemented. It is an absolute requirement to comply with any Company policy applicable to an area of work.



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18       DISCRIMINATION

         The Company is an equal employment opportunity employer. As such, each employee will comply with any legislation in respect to equal employment, affirmative action and anti-discrimination.

19       SUBSTITUTION

         Save for accrued rights thereunder this Agreement is in substitution for all previous contracts of service between the Company and the Executive which shall be deemed to have been terminated by mutual consent as from the date on which this Agreement commences.

20       FURTHER ASSURANCES

         Each of the parties to this Agreement will on or after the date of this Agreement at the request of any other of such parties sign, execute and complete all such further documents and assurances and carry out all such further steps as may be necessary to effectually complete this Agreement and the transactions and things contemplated in this Agreement.

21       GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the law for the time being in the State of Victoria, Australia.

22       SEVERABILITY

         If any term, condition or clause of this Agreement or the application of the same to any person or circumstance shall be or become invalid or unenforceable, the remaining terms, conditions and clauses shall not be affected and each term, condition and clause of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

23       VARIATION

         This Agreement may only be varied in writing between the parties.

24       DISPUTE

         In the event of a dispute concerning the construction or effect of this Agreement the dispute will be referred by the parties to a nominee of the Law Institute of Victoria for determination.

25       NOTICES

         Any notice under this Agreement can be given by pre-paid mail.

26       CONFIDENTIALITY

         The existence and terms of this Agreement shall remain confidential to the Executive, and the Board.



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                                    SCHEDULE

REMUNERATION PACKAGE:

For calendar year 2001


Base compensation                                                 A$375,000.00




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EXECUTED BY THE PARTIES AS A DEED on the date set out above.


THE COMMON SEAL OF                          )
FREIGHT VICTORIA LTD                        )
(ACN 075 295 644) was affixed in the        )
presence of authorised persons:



Director..../s/ Gary O. Marino..............Full Name...........................

Usual address...................................................................

*Director/Secretary.../s/ Donald Redfearn...Full Name...........................
* Delete which is inapplicable

Usual address...................................................................



SIGNED SEALED AND DELIVERED                 )
by in the presence of:                      ) ...../s/ Marinus van Onselen......
                                                        Executive

Witness:....../s/ John T. White.............







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                         AMENDMENT TO SERVICE AGREEMENT

         THIS AMENDMENT is entered into this ____ day of April, 2001 and is made part of that certain Service Agreement ("Agreement") made between FREIGHT VICTORIA LTD. and MARINUS VAN ONSELEN, dated April 4th, 2001.

         WHEREAS, Paragraph 26 of the Agreement is amended to read as follows:

           CONFIDENTIALITY. The existence and terms of this Agreement shall remain confidential to the Executive and the Board, except that it may be disclosed as required by any applicable law, rule or regulation of the United States or the Commonwealth of Australia, including without limitation the Federal Securities Laws of the United States.

         AGREED TO AND EXECUTED BY THE PARTIES AS OF THE DATE FIRST ABOVE
WRITTEN.

RAILAMERICA, INC.                           FREIGHT VICTORIA LTD.


/s/ DONALD D. REDFEARN                               /s/ MARINUS VAN ONSELEN
----------------------                               --------------------------
Donald D. Redfearn                                   Marinus Van Onselen
Director                                             Chief Executive Officer










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